SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

☒	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

TVIA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

TVIA, INC.

4001 Burton Drive
Santa Clara, California 95054
(408) 982-8588

July 28, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Tvia, Inc. that will be held on Tuesday, September 2, 2003, at 1:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California.

      The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

      After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

      A copy of our 2003 Annual Report to Stockholders including our Form 10-K is also enclosed.

      The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

ELI PORAT
Chief Executive Officer and President

IMPORTANT
PROPOSAL 1 ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION CANCELLATION AND REPLACEMENT OPTION GRANTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSALS 3, 4 AND 5
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
PAYMENT OF COSTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF TVIA, INC.
“ARTICLE XI

TVIA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 2, 2003

To the Stockholders of Tvia, Inc.:

      The Annual Meeting of Stockholders of Tvia, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California, on Tuesday, September 2, 2003, at 1:00 p.m. Pacific Daylight Time, for the following purposes:

1. To elect two Class III directors to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2. To ratify appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

3. To consider and vote upon the proposal to amend the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-2 reverse split of issued and outstanding shares of the Company’s common stock; and

4. To consider and vote upon the proposal to amend the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-3 reverse split of issued and outstanding shares of the Company’s common stock; and

5. To consider and vote upon the proposal to amend the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-4 reverse split of issued and outstanding shares of the Company’s common stock; and

6. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

      Stockholders of record as of the close of business on July 22, 2003 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 4001 Burton Drive, Santa Clara, California, for ten days before the meeting.

      It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

ARTHUR NGUYEN
Secretary

July 28, 2003

TVIA, INC.

4001 Burton Drive
Santa Clara, California 95054
(408) 982-8588

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tvia, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at our principal executive offices at 4001 Burton Drive, Santa Clara, California, on Tuesday, September 2, 2003, at 1:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

      This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about July 28, 2003. The Company’s Annual Report on Form 10-K containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2003, is being mailed together with the proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting.

Revocation of Proxies

      The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on a proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the nominees for director listed in this Proxy Statement, “FOR” the ratification of the Company’s independent auditors and “FOR” the amendment to the Restated Certificate of Incorporation to effect one of three different reverse stock splits.

Who Can Vote

      Stockholders of record at the close of business on July 22, 2003 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had                               shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

      Directors are elected by a plurality vote. The two nominees for Class III director who receive the most votes cast in their favor will be elected to serve as a director. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      Pursuant to Article VI of the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes. Each class consists of two directors. Two Class III directors will be elected at the Annual Meeting and will serve until the 2006 Annual Meeting. The Class I directors will continue to serve until the 2004 Annual Meeting and the Class II directors will continue to serve until the 2005 Annual Meeting.

      The two nominees to fill the Class III director seats to serve until the 2006 Annual Meeting are Kenny Liu and Mark Mangiola. If either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

      Biographical information concerning each of the nominees is set forth below.

Class III

Name	Age	Principal Occupation for the Past Five Years

Kenny Liu	49	• Chairman of the Board of the Company since January 1995.
		• Chief Executive Officer of the Company from January 1995 to November 2001 and Chairman of Tvia China since December 2001.
		• From January 1989 to March 1994, Chairman and Chief Executive Officer of OPTi Inc., a manufacturer of core logic chip sets for the personal computer market.
		• Director of Alliance Fiber Optic Products, Inc., a fiber optic component manufacturer, since February 2003.

Mark Mangiola	47	• Director of the Company since May 2001.
		• Since March 2001, Partner with Canaan Ventures.
		• From March 1999 to March 2001, President and Chief Executive Officer of @Home Solutions, Inc.
		• From December 1996 to March 1999, Vice President Operations of @Home Networks.
		• From September 1995 to December 1996, Chief Executive Officer of Positive Communications, Inc.
		• Director of Hcorp Inc. since October 2001 and director of Zolo Technologies, Inc. since January 2002.

Required Vote

      The two nominees for director who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” the election of Messrs. Kenny Liu and Mark Mangiola as the Class III Directors of the Company.

      Biographical information concerning the remaining members of the Board of Directors is set forth below:

Class II

Name	Age	Principal Occupation for the Past Five Years

James Bunker	68	• Director of the Company since February 2000.
		• Retired
		• From July 1998 to December 1999, Mr. Bunker served as President and Chief Executive Officer of Video Network Communications, Inc., a video conferencing company, and served as Chairman of its Board of Directors from December 1999 to December 2001.
		• From January 1994 to July 1999, consultant to high technology companies.
		• Director since January 2002 and Chairman of the Board of Directors of Channelogics, Inc., a cable systems monitoring software company, since March 2002.

Dr. Steven Cheng	62	• Director of the Company since October 1998.
		• Retired
		• Director of Pine Photonics, Inc. from August 2001 to June 2003.
		• Director of Southern Information System Ltd. from March 2001 to May 2003.
		• President of Hontung Venture Capital Corp. from October 1998 to October 2002.
		• Director of WHEREVER.net from May 2000 to September 2001.
		• Chief Technology Officer of Communications at Acer, Inc. from September 1997 to September 1999.
		• From July 1990 to January 1997, General Director of Computer and Communication Research Laboratories at Industrial Technology Research Institute.

Class I

Name	Age	Principal Occupation for the Past Five Years

R. David Dicioccio	44	• Director of the Company since February 2000.
		• Chief Operating Officer and Director of Fabric 7 Systems, Inc., a supplier of innovative systems solutions for large enterprise data centers, since May 2001.
		• Since November 1998, Managing Member of RDD Associates, LLC, an investor in and strategic advisor to early stage and established technology companies.
		• From 1992 to 1998, Managing Director and Head of the Technology and Communications Investment Banking practice at PaineWebber Incorporated.

Name	Age	Principal Occupation for the Past Five Years

Eli Porat	57	• Chief Executive Officer of the Company since November 2001, and President of the Company since February 2002.
		• Director of the Company since March 2001.
		• From May 1997 to November 2001, Chief Executive Officer of OpenGrid, Inc., a mobile business solutions company, and since May 1997, Chairman of the Board of Directors.
		• Mr. Porat has also served as a director and on the audit and compensation committees of Voxware, Inc., an electronics company, and as a director of MessageBay, Inc., a software company, since February 1999 and June 1997, respectively.

Board Meetings and Committees

      The Board of Directors held five meetings during the year ended March 31, 2003. All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve, except Mr. Mangiola and Dr. Cheng, who attended 60% and 40% of the meetings of the Board of Directors, respectively. Mr. Mangiola attended 71% of the meetings of the Audit Committee.

Compensation Committee

Number of Members:	Two

Members:	Mr. Bunker Mr. Dicioccio

Number of Meetings:	Three

Functions:	Determines salaries, incentives and other forms of compensation for directors, officers and employees.

Audit Committee

Number of Members:	Three

Members:	Mr. Bunker Mr. Dicioccio Mr. Mangiola

Number of Meetings:	Seven

Functions:	Reviews the annual audited financial statements and the unaudited quarterly financial statements with management and the independent auditors.

Reviews the Company’s internal accounting procedures and financial management practices with the Company’s independent auditors.

Selects independent auditors to audit the Company’s books and records, and approves fees to be paid to the independent auditors.

Reviews major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

Monitors the independent auditors’ relationship with the Company.

Operating Committee

Number of Members:	Three

Members:	Mr. Bunker Mr. Dicioccio Mr. Porat

Number of Meetings:	Four

Functions:	Advises the management regarding day to day operations.

Aids in the development of the Company’s business plan and strategy, including advising management with respect to strategic alternatives.

Director Compensation

      We compensate each non-employee director $2,500 for each meeting of the Board of Directors they attend in person, and $500 for each meeting they participate in telephonically, except for Mr. Bunker, who receives $1,000 for each meeting in which he participates telephonically. We reimburse directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Except for the meetings of the Operating Committee that took place from November 2002 through April 2003, we compensate each non-employee director $500 for each committee meeting, they attend in person or by telephone. From November 2002 through April 2003, non-employee directors who are members of the Operating Committee were compensated $6,000 a month for advising management with respect to possible strategic alternatives, including potential partners and proposals and the engagement of a financial advisor. Upon appointment to the Board of Directors, non-employee directors receive a one-time grant of an option to purchase 25,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 24 months. On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each Director who is not an employee shall receive an option to purchase 10,000 shares of the Company’s Common Stock at the fair market value of the Common Stock, which vests in full on the one year anniversary of the grant date. Directors who are members of the Operating Committee receive a one-time grant of an option to purchase 25,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 24 months. In the fiscal year ended March 31, 2003, Messrs. Bunker, Dicioccio, Mangiola and Dr. Cheng each received an annual non-employee director grant of 10,000 shares of Common Stock with an exercise price of $0.50 per share.

Compensation Committee Interlocks and Insider Participation

      R. David Dicioccio and James Bunker serve as members of the Compensation Committee. Since December 1999, Mr. Dicioccio has provided services as a financial consultant to the Company.

      In January 2001, Mr. Dicioccio agreed to continue providing such services in exchange for an option to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.25 per share. This option vests ratably over 24 months beginning March 2, 2001. As of March 31, 2003, this option was fully vested. Pursuant to his consulting agreement, Mr. Dicioccio also received $1,500 for each day he provides such consulting services, up to a maximum of two days per week. This agreement terminated in August 2001. However, in February 2002, the Company and Mr. Dicioccio entered into a new Consulting Agreement pursuant to which Mr. Dicioccio continues to receive $1,500 for each day he provides consulting services to the Company, up to a maximum of two days per week. During fiscal 2002, Mr. Dicioccio received $13,000 for providing services to the Company. This consulting agreement terminated in August 2002. During fiscal 2003, Mr. Dicioccio rendered no services to the Company and received no compensation for services as a consultant to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In September 2001, the Company cancelled options previously granted to Mr. Liu, the Company’s Chairman of the Board and former Chief Executive Officer. In April 2003, new options at lower exercise prices were granted to Mr. Liu. For additional information regarding the option repricings, please see “Option Cancellation and Replacement Option Grants.”

      The Company also has a consulting agreement with one of its non-employee directors, R. David Dicioccio. Please see “Election of Directors-Compensation Committee Interlocks and Insider Participation” for a description of this consulting arrangement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of July 22, 2003 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s executive officers named under “Executive Compensation — Summary Compensation Table,” and (iv) all Directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o Tvia, Inc., 4001 Burton Drive, California 95054. The percentage of common stock beneficially owned is based on                      shares outstanding as of July 22, 2003. In addition, shares issuable pursuant to options which may be exercised within 60 days of July 22, 2003, are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned

Directors and Named Executive Officers:
Kenny Liu(2)	1,564,894
Eli Porat(3)	1,060,000
Jhi-Chung Kuo(4)	606,464
James Bunker(5)	118,333	*
Steven Cheng(6)	46,666	*
R. David Dicioccio(7)	158,333	*
Mark Mangiola(8)	68,300	*
James Tao(9)	327,665
Arthur Nguyen(10)	104,250	*
5% Stockholders:
Austin W. Marxe and David M. Greenhouse(11)	3,868,929
All Directors and Executive Officers as a group (9 persons)(12)	4,054,905

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Includes 884,412 shares held by the Liu-Lee Family Trust of which Mr. Liu and his wife, Li-Chiu Lee are trustees and beneficiaries, 133,332 shares held in the name of Mr. Liu’s minor children, and 365,000 shares exercisable within 60 days of July 22, 2003, of which 235,214 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(3)	Includes 1,060,000 shares exercisable within 60 days of July 22, 2003, of which 450,000 shares would be subject to the Company’s right of repurchase upon the officer’s termination

(4)	Includes 229,375 shares exercisable within 60 days of July 22, 2003, of which 100,939 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(5)	Includes 18,333 shares held by Windsor Road Limited Partnerships of which Mr. Bunker is the General Partner and options to purchase 75,000 shares exercisable within 60 days of July 22, 2003, of which 5,000 shares would be subject to the Company’s right of repurchase upon the director’s termination. The address for Windsor Road Limited Partnerships is Zero Old Penzance Rd., Rockport, MA 01966.

(6)	Includes an option to purchase 46,666 shares exercisable within 60 days of July 22, 2003, of which 5,000 shares would be subject to the Company’s right of repurchase upon the director’s termination.

(7)	Includes 75,000 shares exercisable within 60 days of July 22, 2003, of which 5,000 shares would be subject to the Company’s right of repurchase upon the director’s termination.

(8)	Includes 68,300 shares exercisable within 60 days of July 22, 2003, of which 7,292 shares would be subject to the Company’s right of repurchase upon the director’s termination.

(9)	Includes 194,933 shares exercisable within 60 days of July 22, 2003, of which 94,231 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(10)	Includes 87,500 shares exercisable within 60 days of July 22, 2003, of which 45,781 shares would be subject to the Company’s right of repurchase upon the officer’s termination.

(11)	According to an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003 by Special Situations Fund III, (“SSF III”), Special Situations Technology Fund, L.P. (“SST”) and Special Situations Cayman Fund, L.P. (“CAY”), MGP Advisers Limited Partnership (“MGP”), SST Advisers L.L.C. (“SSTA”), AWM Investment Company, Inc. (“AWM”), Austin W. Marxe (“Marxe”) and David Greenhouse (“Greenhouse”), SSF III, SST, CAY, MGP, SSTA and AWM report sole power to vote or to direct the vote and to dispose of or to direct the disposition of: 2,077,800 shares; 1,085,469 shares; 705,660 shares, respectively. SSTA is the general partner and investment adviser to STT, MGP is the general partner and investment adviser to SSF III, AWM is the general partner of MGP, and also is the general partner and investment adviser of CAY. Marxe and Greenhouse are the officers, directors, members or principal shareholders of MGP, SSTA and AWM. Marxe and Greenhouse each report shared power to vote or to direct the vote of and to dispose or to direct the disposition of 3,868,929 shares which are beneficially owned by Marxe and Greenhouse by virtue of their being executive officers of MGP, SSTA and AWM. The principal office and business address of SSF, MGP, SSTA, AWM, Marxe and Greenhouse is 153 East 53 Street, New York, New York 10022. The principal office and business address of the CAY is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(12)	Includes 2,201,174 shares subject to options exercisable within 60 days of July 22, 2003 and 948,457 shares are subject to the Company’s right of repurchase upon the officers’ or directors’ termination.

EXECUTIVE COMPENSATION

      The following table summarizes all compensation paid to (i) the Company’s Chief Executive Officer as of March 31, 2003, (ii) the Company’s three other executive officers, and (iii) a former executive officer who was no longer an executive officer at the end of fiscal year ended March 31, 2003, (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Securities
					Underlying	All Other
Name and Position	Year	Salary		Bonus($)	Options	Compensation

Eli Porat	2003	$229,846		—	—	—
Chief Executive Officer and President	2002	83,077	(1)	—	1,035,000	$4,000 (2)
Jhi-Chung Kuo	2003	169,512		—	100,000	—
Vice President of Hardware Engineering	2002	177,000		12,500	45,000	—
	2001	180,477		—	—	—
Kenny Liu	2003	161,071		—	365,000 (4)	—
Chairman of the Board(3)	2002	199,992		—	85,000 (5)	—
	2001	170,000		—	—	—
James Tao	2003	144,869		—	100,000	—
Vice President of Sales and Marketing	2002	172,092		—	35,000	—
	2001	160,907		—	6,000	—
Arthur Nguyen	2003	119,711		—	50,000	—
Chief Financial Officer(6)

(1)	Mr. Porat commenced employment in November 2001 at an annual salary of $240,000 for calendar year 2002.

(2)	Represents director fees paid to Mr. Porat prior to his commencing employment as the Company’s President and Chief Executive Officer.

(3)	Mr. Liu served as the Company’s Chief Executive Officer until November 2001 and an executive officer until February 2003. Mr. Liu remains Chairman of the Board.

(4)	Includes a replacement to an option to purchase 85,000 shares of Common Stock granted in fiscal 2002 and an option to purchase 100,000 shares of Common Stock granted in fiscal 2000. For further explanation, please see “Option Cancellation and Replacement Options.”

(5)	The option to purchase 85,000 shares of Common Stock granted in fiscal 2002 was subsequently cancelled. For further explanation, please see “Option Cancellation and Replacement Option Grants.”

(6)	Mr. Nguyen served as Acting Chief Financial Officer from August 2002 to February 2003 and became the Company’s Chief Financial Officer in March 2003.

Stock Options

      The following table sets forth certain information for the fiscal year ended March 31, 2003 with respect to stock options granted to and exercised by our Named Executive Officers. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, and all are subject to earlier termination in certain events related to termination of employment, except for Mr. Porat’s options.

Option Grants in Fiscal Year 2003

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees in			Option Term(2)
	Options	Fiscal Year	Exercise	Expiration
Name	Granted	%(1)	Price	Date	5%	10%

Eli Porat	—	—	$—	—	$—	$—
Jhi-Chung Kuo	100,000	4.5%	0.50	10/22/12	31,445	79,687
Kenny Liu	180,000	8.1%	0.51	11/12/12	57,733	146,306
	185,000 (3)	8.3%	1.67	04/04/12	194,297	497,387
James Tao	100,000	4.5%	0.50	10/22/12	31,445	79,687
Arthur Nguyen	50,000	2.2%	0.50	10/22/12	15,722	39,844

(1)	The percentage of total options granted is based on a total of 2,233,401 options to purchase shares of Common Stock granted to employees and non-employee directors in fiscal year 2003.

(2)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(3)	These options replaced an option to purchase 85,000 shares of Common Stock granted in fiscal 2002 and an option to purchase 100,000 shares of Common Stock granted in fiscal 2000. For further explanation, please see “Option Cancellation and Replacement Grants.”

Aggregate Option Exercises in Last Fiscal Year

and 2003 Year End Option Values

Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
			at March 31, 2003(#)	at March 31, 2003(1)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized(1)	Unexercisable	Unexercisable

Eli Porat	—	—	1,060,000/450,000	$ —/—
Jhi-Chung Kuo	—	—	229,375/100,939	—/—
Kenny Liu	—	—	365,000/235,314	—/—
James Tao	—	—	194,333/94,231	—/—
Arthur Nguyen	—	—	87,500/45,781	—/—

(1)	Calculated on the basis of the fair market value of the underlying securities at March 31, 2003 ($0.64 per share) minus the exercise price.

Out-of-Plan Option Grants to CEO

      In November 2001 the Company granted to its new President and Chief Executive Officer, Eli Porat, two out-of-plan non-qualified stock options. The first grant is for 800,000 shares of Common Stock, with a $1.27 exercise price, the fair market value on the date of grant. The option vests over a four-year period. The second grant is for 200,000 shares of Common Stock, with a $1.27 exercise price, the fair market value on the date of grant. If Mr. Porat meets certain performance objectives, the second option will vest ratably over 48 months beginning on the last day of the first month following the first anniversary of the vesting commencement date.

If Mr. Porat does not meet the performance objectives, the option will vest in full on the sixth anniversary of the vesting commencement date.

Change of Control and Severance Arrangements

      The severance agreements with our executive officers provide that 25% of an executive officer’s unvested options will automatically vest upon a change of control of the Company. Following such a change of control, 100% of the options granted will automatically vest if the executive officer is terminated, or constructively terminated within 24 months. In addition, all unvested options granted to directors at the time of a change of control automatically vest in full.

      The Company’s Chairman of the Board, Kenny Liu, and the Chief Executive Officer and President, Eli Porat, will receive 18 months’ salary upon termination following a change in control of the Company. The Company’s Vice Presidents, Arthur Nguyen, Jhi-Chung Kuo, and James Tao, will receive nine months’ salary upon termination following a change in control.

OPTION CANCELLATION AND REPLACEMENT OPTION GRANTS

      In September 2001, the Company accepted for cancellation options to purchase an aggregate of 624,028 shares of the Company’s Common Stock from eight employees, including two of the Company’s executive officers. The cancelled options included 174,730 shares that were granted in the six months prior to the cancellation date. In order to address the substantial decline in value of certain outstanding stock options held by the individuals and the increasing inability of those options to provide a meaningful incentive for the optionees to remain in the Company’s employ, at the time, the Company agreed to grant replacement options six months and one day after the cancellation date at the then current fair market value of the Company’s Common Stock. Each of the eight employees exchanged outstanding options to purchase shares of Common Stock with an exercise price at or in excess of $8.85 per share under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) and the Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) as well as any options granted in the six months prior to the cancellation date for a new option under the 2000 Plan.

      On April 5, 2002, in fiscal year 2003, the Company granted new options to purchase an aggregate of 624,028 shares of Common Stock to the eight individuals to replace the options that had been cancelled. The exercise price for the new options was $1.67 per share, the last reported trading price of the Company’s Common Stock on that date.

      In general, each option issued in exchange for a cancelled option will continue to vest over the same period as the cancelled option in accordance with the vesting schedule of the cancelled option. However, the replacement options will generally not be exercisable for 11 to 13 months after the date of grant, depending on the individual.

      The table below provides certain information concerning all repricings of options held by the Company’s executive officers during the past ten years.

	10-Year Option Repricing

						Length of
		Number of				Time
		Securities	Market Price			Option
		Underlying	of Stock at	Exercise Price	New Exercise	Remaining
		Options/SARs	Time of	at Time of	Price of	at Date of
	Date of	Repriced or	Repricing or	Repricing or	Repricing or	Repricing or
Name and Principal Position	Repricing	Amended(#)	Amendment($)	Amendment($)	Amendment($)	Amendment

Kenny Liu	9/26/01	100,000	$1.44	$9.00	$1.67	8.5 Years
Chairman of the Board		85,000	1.44	2.10	1.67	9.2 Years
Johnson Yan	9/19/01	180,000	1.50	8.85	1.67	8.9 Years
Former Vice President		41,250	1.50	2.10	1.67	9.2 Years
of Engineering

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee, established in July 2000, is comprised of two non-employee directors. Prior to fiscal 2001, the responsibilities of the Compensation Committee were fulfilled by the full board of directors. The Committee performs the following functions:

•	reviewing and determining salaries, incentives and other forms of compensation for directors and executive officers of the Company,

•	establishing the general compensation programs for such individuals, and

•	administering various incentive compensation and benefit plans.

Compensation Philosophy

      In August 2000, the Company completed its initial public offering of its Common Stock and became a reporting company at that time. It is the Compensation Committee’s philosophy that the compensation programs for the executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. To conserve cash and encourage growth during the first years of the Company’s existence, our executive compensation in previous years has been based on the “start-up” model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As we continue to grow and develop, we are shifting our compensation plans to mirror those of other publicly traded companies in our sector and to reflect the size and value of the Company. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      It is the Company’s policy generally to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation is comprised of three elements: (i) a base salary, (ii) bonus and (iii) stock options.

      The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2003 fiscal year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

Executive Officer Base Salary and Bonus

      The base salary for each executive office is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s policy is to consider market information and estimated base salary levels paid for similar positions at peer companies. In addition, as certain portion of the executive officer compensation is contingent on the Company’s performance. The Company generally has compensated its officer with salaries and stock options as opposed to cash bonuses.

Stock Option Grants

      To date, long-term incentives have consisted primarily of grants of options to purchase the Company’s Common Stock. Generally, stock option grants are made by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive office is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

Option Cancellation and Replacement Option Grants

      In light of the substantial decline in the market price of the Company’s Common Stock that began in the latter part of the 2000 calendar year and occurred as a result of the economic downturn in the technology sector and the semiconductor industry, many of the outstanding options held by the Company’s executive officers and other key employees had exercise prices that were significantly higher than the market price of the underlying Common Stock. The Compensation Committee believed that many of those options had limited value and were unlikely to be exercised in the foreseeable future. As a result, the Compensation Committee decided that those options were no longer effective in achieving the desired objectives of retaining and incentivizing employees that are important to the Company’s attainment of its business and financial objectives and to the creation of value for the Company’s stockholders.

      Accordingly, in September 2001, the Compensation Committee authorized the Company to implement an option exchange with eight employees to give them the opportunity to exchange certain outstanding options to purchase Common Stock under the 1999 Plan and the 2000 Plan. The Company’s former Chief Executive Officer, who presently continues to serve as the Chairman of the Board participated in the option exchange. In exchange for the cancellation of the options, each of the participating employees would receive a new option grant under the 2000 Plan for the same number of shares to be granted at least six months and one day after the cancellation of the original options.

      Options to purchase 624,028 shares, including 406,249 shares held by executive officers, were accepted by the Company for cancellation.

      On April 5, 2002, the Company granted the eight individuals new options to purchase an aggregate of 624,028 shares of the Common Stock. The exercise price per share for the new options is $1.67, the last reported trading price of the Company’s Common Stock on the grant date.

      In general, each option issued in exchange for a cancelled option will continue to vest in accordance with the same vesting schedule in effect for the cancelled option and will generally not be exercisable for 11 to 13 months after the date of grant, depending on the individual.

      In order to assure that the option exchange served its primary purposes of assuring the continued service of the Company’s key employees and helping to create stockholder value, the Compensation Committee imposed several limitations on the option exchange. Participants would be eligible to receive a replacement option for his or her cancelled option only if that individual continued in the Company’s employ until the grant date of the replacement option. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would have impacted the Company’s earnings, any option granted within the six month period prior to the offer to exchange the options that had an exercise price that was less than that of the cancelled options also had to be surrendered for cancellation. In addition, each participant in the program had to remain in the Company’s employ for six months and a day from the cancellation date in order to receive the replacement option. Each replacement option vests in accordance with the vesting schedule of the cancelled option it replaces. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he or she remains in the Company’s employ through the end of the vesting period. The Compensation Committee believes that this program was necessary because equity incentives in the form of stock option grants form a critical component of the compensation package provided to key employees of the Company and play a substantial role in the Company’s ability to retain the services of the individuals essential to the Company’s long-term financial success.

Chief Executive Officer Compensation

      The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. For fiscal 2003, the Compensation Committee set Mr. Porat’s salary at $240,000 with an annual bonus of up to $120,000 provided certain objectives are obtained, the same salary that was approved for fiscal 2002. Due to deteriorating business conditions, Mr. Porat recommended to the Committee in October 2002 that his salary, as well as the salary for all other officers, be reduced by 10%. The Committee accepted this recommendation and salaries were reduced accordingly. The Compensation Committee believes this compensation package provides Mr. Porat with significant incentives to continue contributing to the Company’s financial success.

Compliance with Internal Revenue Code 162(m)

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the 2003 fiscal year within that limit. The Amended and Restated 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

      Submitted by the Compensation Committee of the Company’s Board of Directors:

James Bunker
R. David Dicioccio

STOCK PRICE PERFORMANCE GRAPH

      The following graph shows the cumulative total stockholder return assuming the investment of $100 on August 9, 2000 (the day of the Company’s initial public offering) in each of the Company’s Common Stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

		Philadelphia
	Tvia	Semiconductor	Nasdaq Composite

August 9, 2000	$100.00	$100.00	$100.00
September 29, 2000	163.07	88.36	95.31
December 29, 2000	35.80	59.83	64.11
March 30, 2001	14.49	56.55	47.76
June 30, 2001	20.45	64.76	56.09
September 28, 2001	12.55	38.77	38.89
December 31, 2001	15.91	54.18	50.61
March 31, 2002	16.72	61.76	47.89
June 28, 2002	9.27	40.22	37.97
September 30, 2002	5.18	24.72	30.42
December 31, 2002	6.45	30.01	34.66
March 31, 2003	5.82	32.17	34.80

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates under a written charter. On April 29, 2002, the Audit Committee adopted a revised charter. A copy of the revised charter was provided to stockholders as an Annex to the proxy statement for the 2002 Annual Meeting of Stockholders. The current members of the Audit Committee are James Bunker, Mark Mangiola and David Dicioccio, each of whom meets the independence standards established by The Nasdaq Stock Market.

      The Audit Committee performs the following activities:

•	overseeing the Company’s financial reporting process on behalf of the Board of Directors, and

•	providing independent, objective oversight of the Company’s accounting functions and internal controls.

      The Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company’s management and PricewaterhouseCoopers LLP. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles in the United States. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

      The Audit Committee met privately with PricewaterhouseCoopers LLP, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

      In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

James Bunker
Mark Mangiola
R. David Dicioccio

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 31, 2004, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has audited the Company’s financial statements since fiscal year 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

      On April 8, 2002, the Company’s Board of Directors, upon recommendation of the Company’s Audit Committee, made a determination to no longer engage Arthur Andersen LLP as the Company’s independent public accountants and engaged PricewaterhouseCoopers LLP on April 10, 2002 to serve as the Company’s independent public accountants for the fiscal year ended March 31, 2002.

      Arthur Andersen’s reports on the Company’s consolidated financial statements for the fiscal year ended March 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal year ended March 31, 2001 and the subsequent interim period through April 8, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal year ended March 31, 2001 and through April 8, 2002, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

      Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2003 included in the Company’s Annual Report on Form 10-K and the reviews of the financial statements included in the Company’s Form 10-Q were $137,000. None of the hours expensed on the engagement to audit the Company’s financial statements for fiscal 2003 were attributed to work performed by persons other than PricewaterhouseCoopers LLP’s full-time, permanent employees.

      Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services rendered for information technology services related to financial information systems design and implementation by PricewaterhouseCoopers LLP for fiscal year 2003.

      All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above were $13,500 for tax preparation services for fiscal year 2003.

      The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Required Vote

      Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent auditors, but will not be required to select different independent auditors for the Company.

      The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

PROPOSALS 3, 4 AND 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, A ONE-FOR-TWO, ONE-FOR-THREE, ONE-FOR-FOUR REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK.

General

      Our stockholders are being asked to act upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”), to effect a reverse stock split of all of the outstanding shares of capital stock of the Company, at a ratio of one-for-two, one-for-three, or one-for-four with the Board of Directors having the discretion and authority to determine at which ratio to effect the reverse stock split, if at all (each, the “Reverse Stock Split”). On May 20, 2003, the Board of Directors approved an amendment to the Restated Certificate, subject to stockholder approval, to effect the Reverse Stock Split. The Board of Directors has directed that these proposals to approve an amendment to the Company’s Restated Certificate be submitted to the stockholders for consideration and action.

      Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

      The text of the proposed amendment to the Company’s Restated Certificate to effect the Reverse Stock Split as described in these proposals is set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

      If the amendment to the Restated Certificate is approved by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on one of the three approved ratios on or before the first anniversary of this annual meeting, or effect no Reverse Stock Split at all. If the Board of Directors decides to implement a Reverse Stock Split, the Company will promptly file a Certificate of Amendment of the Restated Certificate with the Delaware Secretary of State reflecting the decrease in the issued and outstanding shares of capital stock. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the “Effective Date”).

Reasons For Reverse Stock Split

      The primary reason for the Reverse Stock Split is to increase the per share market price of the Company’s Common Stock. Since May 30, 2002, the closing bid price for the Common Stock has been less than $1.00 per share, which is a requirement for continued inclusion of the Common Stock on the Nasdaq National Market. On July 29, 2002, the Company was notified by Nasdaq that the Company had failed to maintain a minimum closing bid price of $1.00 per share of Common Stock for a period of 30 consecutive trading days and that therefore the Common Stock was subject to delisting on October 28, 2002 if the Company did not regain compliance with the minimum bid requirement. On December 4, 2002, the listing of the Company’s Common Stock was transferred to the Nasdaq SmallCap Market. The Company was afforded a grace period, or until January 13, 2003, to regain compliance with the Nasdaq SmallCap Market’s minimum closing bid price. On April 16, 2003, the Company was notified by Nasdaq that the Company’s Common Stock had not regained compliance with the closing bid price requirement, but, because the Company continued to meet the other initial listing requirements for the Nasdaq SmallCap Market, it would have until July 28, 2003 to comply with the minimum closing bid price. To regain compliance, the closing bid price of the Common Stock must close at or above $1.00 per share for a minimum of 10 consecutive trading days prior to July 10, 2003. The closing bid price for the Company’s Common Stock has been at or above $1.00 since June 25, 2003. On July 11, 2003, the Company was notified by Nasdaq that it has regained compliance with the Nasdaq listing requirement. The Board of Directors anticipates that a reverse stock split would have the effect of increasing, proportionately, the trading prices of the Common Stock, which could result in a share price high enough to satisfy this Nasdaq continued listing requirement.

      The Board of Directors has determined that the continued listing of the Common Stock on the Nasdaq SmallCap Market is in the best interests of the Company and its stockholders. If the Common Stock were delisted from the Nasdaq SmallCap Market, the Board of Directors believes that the liquidity in the trading market for the Common Stock would be significantly decreased, which could reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

      The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in and delay of the development of the market for multimedia display processors, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes that one of the reasons for these effects is that certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Common Stock share price were substantially higher.

      The Board of Directors anticipates that the Reverse Stock Split will increase the bid price for the Common Stock. The Board also believes that the decrease in the number of issued and outstanding shares of the Common Stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Stock Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

      There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.          [price on record date] before the Reverse Stock Split and the ratio is one (1) new share for every four (4) shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $          (4 × $          ), or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

      If the Reverse Stock Split proposal is authorized by the stockholders, the Board of Directors will have the discretion to implement a Reverse Stock Split based on either a 1-for-2 ratio, 1-for-3 ratio, or 1-for-4 ratio on or before the first anniversary of the Annual Meeting, or to effect no Reverse Stock Split at all. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If no Reverse Stock Split is effected by the first anniversary of the Annual Meeting, the authority of the Board of Directors to effect the Reverse Stock Split will terminate and stockholder approval again would be required prior to implementing any reverse stock split. If the trading price of the Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that the Common Stock will not be delisted from the Nasdaq SmallCap Market for other reasons, including failing to meet other listing criteria, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share.

Effects of Reverse Stock Split on the Common Stock

      If the proposed Reverse Stock Split is approved at the Annual Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio approved by the stockholders and as finally determined by the Board of Directors. Thus, in a one-for-four Reverse Stock Split for example, if a stockholder currently owns 100,000 shares of Common Stock, following the Reverse Stock Split, the stockholder will own 25,000 shares of Common Stock — each share of Common Stock will have immediately and automatically have been changed into one-fourth of a share of Common Stock. Based on the                      shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split:

Proposed Reverse	Shares Outstanding Following
Stock Split	Reverse Stock Split

1-for-2
1-for-3
1-for-4

      No fractional shares of the Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of the Common Stock who would otherwise receive a fractional share of the Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

      Because the Reverse Stock Split will apply to all issued and outstanding shares of the Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders. The amendment to the Restated Certificate will, however, effectively increase the number of shares of the Common Stock available for future issuance by the Board of Directors.

      If the Reverse Stock Split is approved at the Annual Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

      Stockholders have no right under Delaware law or the Company’s Restated Certificate or Amended and Restated By-Laws (“By-Laws”) to dissent from the Reverse Stock Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Effects on Reverse Stock Split on Options and Warrants

      The number of shares of Common Stock subject to outstanding options issued by the Company, and the number of shares reserved for future issuances under the Company’s stock incentive plans and employee stock purchase plan, will be reduced by the same ratio as the reduction in the outstanding shares of Common Stock resulting from the Reverse Stock Split. For example, in a one-for-four Reverse Stock Split, the number of shares of underlying stock options and warrants, and the number of shares reserved for future issuance under the Company’s stock incentive plans and employee stock purchase plan, will be reduced by a factor of 4. As of the Record Date for the Annual Meeting, there were stock options and warrants outstanding to purchase an aggregate of                      shares of Common Stock with exercise prices ranging from $0.12 to $11.00 per share. Under the terms of the stock options, and assuming, for example, a one-for-four Reverse Stock Split, the number of shares covered by each of them will be reduced to one-fourth the number currently covered and the exercise price will be increased by four times the current exercise price.

Effectiveness of the Reverse Stock Split

      The Reverse Stock Split, if approved by the Company’s stockholders and implemented by the Board of Directors, will become effective upon the filing with the Delaware Secretary of State a Certificate of Amendment of the Restated Certificate in substantially the form attached to this Proxy Statement as Annex A (the “Certificate of Amendment”). It is expected that this filing will occur shortly after the Annual Meeting, assuming that the stockholders approve the Reverse Stock Split and the Board of Directors decides to implement it. However, the exact timing of the filing of such Certificate of Amendment and the ratio of the Reverse Stock Split will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Effect on Legal Ability to Pay Dividends

      The Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. Therefore, the Company does not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to the Company’s stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

      The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead the Company will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

      The Company plans to appoint Mellon Investor Services LLC to act as exchange agent for the Common Stock in connection with the Reverse Stock Split. The Company will deposit with the exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split. The funds required to purchase the fractional share interests are available and will be paid from the Company’s current cash reserves. The Company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that amount will be material. As of the Record Date, the Company had approximately                     stockholders of record. The Company does not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split. On or after the Effective Date of the Reverse Stock Split, the exchange agent will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing its post-reverse-stock-split shares and, if applicable, cash in lieu of a fractional share, only by sending the exchange agent his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-reverse-stock-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder’s new stock certificate and payment in lieu of any fractional share after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Certain Federal Income Tax Consequences

      The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions). This discussion also does not address any tax consequences under state, local or foreign laws.

      Stockholders are urged to consult their tax advisors as to the particular federal, state, local, or foreign tax consequences to them of the Reverse Stock Split.

      Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder’s aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder’s holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Common Stock surrendered in exchange therefore, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder’s adjusted tax basis in the fractional share interest deemed surrendered in exchange therefore. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder’s holding period in the shares of Common Stock surrendered is more than one year.

Provisions with Potential Anti-Takeover Effects

      Although this proposed amendment to the Company’s Restated Certificate is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Company’s Restated Certificate and By-Laws, that could have an anti-takeover effect. The laws of the State of Delaware contain additional provisions that also may have the effect of delaying, deterring or preventing a change in control of the Company. These provisions are described below.

      Provisions in the Restated Certificate and By-Laws may have the effect of delaying or preventing a change of control or changes in the Company’s management. These provisions include the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors; the ability of the Board of Directors to alter the Company’s By-Laws without obtaining stockholder approval; the establishment of a classified Board of Directors; the ability of the Board of Directors to issue, without stockholder approval, up to five million shares of preferred stock with terms set by the Board of Directors, including rights that could be senior to those of Common Stock; and the elimination of the right of stockholders to call a special Meeting of stockholders and to take action by written consent. Each of these provisions could discourage potential take over attempts and could lower the market price of the Common Stock.

      In addition, because the Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the Company’s outstanding voting stock, from merging or combining with the Company.

Required Vote

      The affirmative vote of a majority of the Company’s outstanding voting shares is required for approval of the amendment to the Company’s Restated Certificate authorizing the Reverse Stock Split of the Company’s issued and outstanding Common Stock.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS TO AMEND THE COMPANY’S RESTATED CERTIFICATE TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, ONE OF THREE REVERSE STOCK SPLITS.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting must be received by the Secretary of the Company no later than March 29, 2004 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

      A stockholder proposal not included in the Company’s proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

      The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

      The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. The Company may either contract with a proxy solicitor to assist in the solicitation of proxies or may handle the solicitation directly. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended March 31, 2003.

      Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

ELI PORAT
Chief Executive Officer and President

July 28, 2003

The Company’s 2003 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 4001 Burton Drive Santa Clara, California 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of July 22, 2003, the stockholder was entitled to vote at the Annual Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

TVIA, INC.

      Tvia, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Tvia, Inc.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 28, 2000. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 2, 2000. A Certificate of Merger whereby Tvia, Inc., a California corporation, was merged with and into the corporation, was filed with the Secretary of State of the State of Delaware on August 2, 2000. The original Certificate of Incorporation was amended and restated in full by a Restated Certificate filed with the Secretary of State of the State of Delaware on August 14, 2000.

THIRD: The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Restated Certificate of Incorporation of the corporation to reclassify, change, and convert each [two (2)], [three (3)], [four (4)] outstanding shares of the corporation’s Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the 2003 Annual Meeting of Stockholders.

FOURTH: Upon the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation, the Restated Certificate of Incorporation is hereby amended by adding a new Article XI to read as follows:

“ARTICLE XI

Each [two (2)], [three (3)], [four (4)] shares of the Common Stock, par value $0.001 per share, of the corporation issued and outstanding or held in treasury as of 5:00 p.m. Eastern Standard Time on , 2003 (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [two (2)], [three (3)], [four (4)] shall, with respect to such fractional interest, be entitled to receive from the corporation cash in an amount equal to such fractional interest multiplied by the closing price of the Common Stock as last reported on the Nasdaq SmallCap Market immediately prior to the Effective Time.”

FIFTH: Thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

SEVENTH: The capital of the Corporation shall not be reduced under or by reason of this amendment.

A-1

      IN WITNESS WHEREOF, Tvia, Inc. has caused this certificate to be signed by its President and Secretary this           day of                           , 200     .

ELI PORAT
Chief Executive Officer and President

A-2

PROXY

TVIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting – September 2, 2003

     The undersigned hereby authorizes ELI PORAT and ARTHUR NGUYEN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock of Tvia, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices at 4001 Burton Drive, Santa Clara, California on Tuesday, September 2, 2003 at 1:00 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposals 2, 3, 4 and 5, and in accordance with the discretion of the Proxies on any other matter as may properly come before the Annual Meeting.

FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposals 2, 3, 4 and 5.

Please mark your vote as indicated in this sample	☒

The Board of Directors recommends a vote FOR the election of directors and FOR Proposals 2, 3, 4 and 5.

1.	To elect (01) Messrs. Kenny Liu and (02) Mark Mangiola as Class III directors to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified.

FOR	WITHHELD
ALL	FROM
NOMINEES	ALL NOMINEES
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below):

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To ratify appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the amendment to the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-2 reverse split of issued and outstanding shares of the Company’s common stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve the amendment to the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-3 reverse split of issued and outstanding shares of the Company’s common stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	To approve the amendment to the Company’s Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, a 1-for-4 reverse split of issued and outstanding shares of the Company’s common stock.	☐	☐	☐

6.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.	☐

Signature:	Signature:	Date

Please sign where indicated. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.